EXHIBIT 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of NetIQ Corporation, a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2002 as filed with the Securities and Exchange Commission (the “Report”), Charles M. Boesenberg, Chief Executive Officer and James A. Barth, Chief Financial Officer of the Company, each certifies pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ CHARLES M. BOESENBERG
Name: Charles M. Boesenberg Chief Executive Officer November 13, 2002

/S/ JAMES A. BARTH
Name: James A. Barth Chief Financial Officer November 13, 2002